UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2020 (December 30, 2019)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 30, 2019, ClearOne, Inc. (the “Company”) held its 2019 annual meeting of shareholders (the “Annual Meeting”) at which shareholders voted on the three proposals listed below. The final voting results with respect to each proposal are also set forth below. As of December 10, 2019, the record date for the Annual Meeting, there were 16,646,323 shares of common stock issued and outstanding.

1. Election of Directors: All four directors were re-elected to serve terms expiring at the 2020 annual meeting of shareholders or until their successors are duly elected and qualified.

Nominee	Votes For (1)	Votes withheld
Zeynep Hakimoglu	13,433,592	52,731
Larry R. Hendricks	13,428,812	57,511
Eric L. Robinson	13,428,812	57,511
Bruce Whaley	13,434,170	52,153

2. Advisory Vote on the compensation of the Company’s named executive officers: Shareholders approved the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained
13,388,606	86,267	11,450

3. Advisory Vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers: Shareholders approved an advisory vote once every three years.

1 Year	2 Years	3 Years	Abstained
825,845	8,775	12,646,841	4,862

In accordance with Item 5.07(d) of Form 8-K, the Company hereby discloses its intention to include in its proxy materials an advisory vote on the compensation of its named executive officers once every three years in accordance with the results of the advisory vote on the frequency of the advisory vote on executive compensation at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: January 2, 2020	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer (Principal Executive Officer)